EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Sunworks, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Gaylon Morris, the Chief Executive Officer and Principal Executive Officer, and Jason Bonfigt, the Chief Financial Officer and Principal Financial and Accounting Officer, hereby certify, to their knowledge, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (15 U.S.C. Section 78m or 78o(d)); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

May 22, 2023

/s/ Gaylon Morris
Gaylon Morris
Chief Executive Officer (Principal Executive Officer)

May 22, 2023

/s/ Jason Bonfigt
Jason Bonfigt
Chief Financial Officer (Principal Financial and Accounting Officer)

These certifications are not be deemed “filed” by the registrant for purposes of Section 18 of the Securities and Exchange Act of 1934, and are not to be incorporated by reference into any of the registrant’s filings under the Securities Act of 1933 or the Exchange Act of 1934, whether made before or after the date of the Quarterly Report on Form 10-Q of Sunworks, Inc., irrespective of any general incorporation language contained in any such filing.